                                                                   Exhibit 10(d)

                          DIGITAL EQUIPMENT CORPORATION

              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                  AS AMENDED AND RESTATED EFFECTIVE 18 MAY 1987

     AND AS FURTHER AMENDED APRIL 22, 1991, JUNE 20, 1996 AND APRIL 23, 1998


I.   NAME AND PURPOSE

     The name of this plan is the Digital Equipment Corporation Deferred Compensation Plan for Non-Employee Directors (the "Plan"). Its purpose is to provide non-employee directors of Digital Equipment Corporation (the "Corporation") with an opportunity to defer cash compensation earned as a director.

II.  EFFECTIVE DATE

     The Plan became effective on June 1, 1983.

III. ELIGIBILITY FOR PARTICIPATION

     Any director of the Corporation who is not an employee of the Corporation or of a subsidiary of the Corporation shall be eligible to participate in the Plan. Any such person who submits an election to defer compensation under the Plan as provided for in V. below is hereinafter called a "Participant." The Plan shall establish for each Participant an unfunded deferred compensation account or accounts as appropriate.

IV.  PARTICIPANTS' DEFERRED COMPENSATION ACCOUNTS

     There shall be four types of deferred compensation accounts under this Plan as follows:

     A. Cash Deferred Compensation Account with Lump Sum Payment ("Cash Lump Sum Account"),

     B. Cash Deferred Compensation Account with Installment Payment ("Cash Installment Account"),

     C. Unit Deferred Compensation Account with Lump Sum Payment ("Unit Lump Sum Account"), and

     D. Unit Deferred Compensation Account with Installment Payment ("Unit Installment Account").

     Each Participant may have Cash Lump Sum Accounts or Cash Installment Accounts or both ("Cash Accounts"). A Participant may also have Unit Lump Sum Accounts or Unit Installment Accounts or both ("Unit Accounts"). Cash Accounts shall have all allocations credited in dollar amounts and shall be credited with interest as provided below. Unit Accounts shall have all allocations credited in units as provided below. Cash Lump Sum Accounts and Unit Lump Sum Accounts (collectively "Lump Sum Accounts") shall be distributed in a lump sum payment. Cash Installment Accounts and Unit Installment Accounts (collectively "Installment Accounts") shall be distributed in a series of installment payments as elected by the Participant.

V.   ELECTIONS OF DEFERRAL, ALLOCATION AND DISTRIBUTION

     Eligible directors or nominees to be eligible directors of the Corporation may make the following elections:

     A. On or before December 31 of any year, an initial election (i) to defer receipt of all or a specified portion of the compensation (exclusive of expense reimbursement) otherwise payable during the following calendar year for service on the Board of Directors of the Corporation and its Committees and for attending meetings of said Board, which election shall be irrevocable, (ii) to allocate the deferred compensation among types of accounts, which election shall be irrevocable and (iii) to elect the number of installment payments desired, if applicable, which election may be changed as provided in Section V.D below.

     B. Before July 1, 1987, an irrevocable election (i) to defer receipt of all or a portion of his or her compensation otherwise payable during the six-month period commencing July 1, 1987 and ending December 31, 1987, (ii) to allocate the deferred compensation among types of accounts, and (iii) to elect the number of installment payments desired, if applicable.

     C.  If such director or nominee is a newly-elected director, an election
         (i) to defer receipt of all or a portion of his or her compensation otherwise payable during the remainder of the calendar year in which such director joins the Board, which election shall be irrevocable,
         (ii) to allocate the deferred compensation among types of accounts, which election shall be irrevocable and (iii) to elect the number of installment payments desired, if applicable, which election may be changed as provided in Section V.D below. Any such elections must be made within one month following the date on which such director is elected to the Board and shall be effective with respect to compensation allocable to the period commencing on the first day of the month next following the date on which such election is made.

     D. At any time after the initial elections referred to in Sections V.A. and V.C. above, a Participant may change his or her election with respect to number of installment payments desired, if applicable; provided, however, no such election shall be effective unless it is made more than six months prior to the Participant's resignation or reasonably anticipated retirement from the Board of Directors.

VI.  MANNER OF ELECTING DEFERRALS, ALLOCATIONS AND DISTRIBUTIONS

     The elections provided for in V. above must be made on a form provided by the Plan Administrator, which specifies:

     A. The amount of each component of the Participant's compensation for such year (annual retainer, committee fees and attendance fees) to be deferred (designated either as a percentage, a dollar amount or a combination thereof); and

     B. The percentage of the deferred compensation to be allocated to each of the Participant's deferred compensation accounts; and

     C. The number of annual installments (not to exceed 15) to be used in distributions from the Participant's Installment Accounts, if any; and

     D. The period of deferral (a minimum of three years or until retirement or resignation from the Board of Directors, whichever is less) (the "Deferral Period").

     Such form shall be delivered to the Corporation on or before December 31 of the year preceding the first year to which such election relates, except that the form from newly elected directors with respect to their initial election for a partial year may be delivered at any time within one month following the date of their election to the Board. Any form received prior to May 18, 1987 shall continue in effect until a new form is delivered in accordance with this Section VI. The elections set forth in the latest form filed as to the percentage of each component of the Participant's compensation for the year (or other period) to be deferred, as to the amounts to be allocated to the deferred compensation accounts and as to the number of installments, if applicable, shall be given continuing effect for subsequent years until a new notice specifying a different election shall be delivered to the Corporation. Any election for deferral received prior to May 18, 1987 shall be deemed to be an election to allocate all of such deferred compensation to the Participant's Cash Accounts until a new notice specifying a different election shall be delivered to the Corporation. Any new form shall apply only to compensation for periods subsequent to the period in which such new form is delivered; however, the number of installment payments desired, if applicable, may be changed at any time, subject to the limitations in Section V.D.

VII. CREDITING PARTICIPANTS' ACCOUNTS

     The following method shall be used to credit a Participant's accounts:

     A. All Participants' deferred compensation accounts under the Plan prior to amendment were and will remain Cash Accounts and were or will be credited with deferred compensation which otherwise would have been payable before July 1, 1987 and with interest equivalents as of each June 30 and December 31 on the average daily balance credited to any such account during the period of six months ended on such date, at an annualized rate equal to the rate, on a bond-yield equivalency basis, on six-month (26-week) Treasury Bills maturing during the week in which such date falls.

     B. Effective with respect to the six-month period ending December 31, 1987, and for subsequent calendar years through December 31, 1996, a Participant's Cash Accounts shall be credited with the cash value of any amounts deferred by him or her subject to an election to have such amounts allocated to Cash Accounts. Any such Cash Account shall also be credited with interest equivalents as of each June 30 and December 31 on the average daily balance credited to such account during the period of six months ended on such date, at an annualized rate equal to the rate, on a bond yield equivalency basis, on six-month (26-week) Treasury Bills maturing during the week in which such date falls. Interest equivalents shall continue to be so credited until such time as the entire balance of any such account shall have been distributed.

     C. Effective January 1, 1997, and for subsequent calendar years, a Participant's Cash Accounts shall be credited with the cash value of any amounts deferred by him or her subject to an election to have such amounts allocated to Cash Accounts. Any such Cash Account shall also be credited with interest equivalents on a quarterly basis on the average daily balance credited to such account during such period ended on such date, at an interest rate equal to the ten-year U.S. Government Rate as reported in the Wall Street Journal, reported as an average for the one-year period prior to December 1 of the year prior to the first year of the Deferral Period, which rate shall be reset in the same manner on January 1 of each subsequent year during the Deferral Period. Interest equivalents shall continue to be so credited until such time as the entire balance of any such account shall have been distributed.

     D. Effective with respect to the six-month period ending December 31, 1987, and for subsequent calendar years through December 31, 1996, a Participant's Unit Accounts shall be credited with a number of units ("Units"), to be determined and valued in accordance with the fair market value of shares of the Corporation's Common Stock, $1.00 par value ("Common Stock"). The number of Units shall be adjusted as provided in 2. and 3. below until the entire balances in Unit

         Accounts shall have been distributed. The method of such determination and valuation is as follows:

         1. The number of Units credited to any Unit Account (including fractional Units) shall be the quotient of (i) the cash amount of deferred compensation to be credited to such account over (ii) the mean between the highest and lowest selling prices of the Common Stock on the date on which the deferred compensation would have otherwise been payable, as reported on the New York Stock Exchange Composite Tape. If there are no sales on such date, the fair market value of the Common Stock shall be an average of the mean between the highest and lowest selling prices of the Common Stock on the nearest day before and the nearest day after such date, as reported on the New York Stock Exchange Composite Tape.

         2. Additional Units shall be credited to a Participant's Unit Accounts as of each payment date for cash dividends, if any, on the Common Stock, on the basis of the number of Units credited to each account on the record date for such dividends. The number of Units (including fractional Units) to be credited to each such account as of any cash dividend payment date shall be the quotient of (i) the product of the number of Units credited to such account on the dividend record date for such dividend and the dividend per share on the Common Stock over (ii) the fair market value of the Common Stock on the dividend payment date. The fair market value of the Common Stock on the dividend payment date shall be the mean between the highest and lowest selling prices of the Common Stock on the dividend payment date, as reported on the New York Stock Exchange Composite Tape. If there are no sales on the dividend payment date, the fair market value of the Common Stock shall be an average of the mean between the highest and lowest selling prices of the Common Stock on the nearest day before and the nearest day after the dividend payment date, as reported on the New York Stock Exchange Composite Tape.

         3. If at any time the number of outstanding shares of Common Stock shall be increased or decreased as the result of any stock dividend, subdivision, stock split, combination or reclassification of shares, the number of Units in a Participant's Unit Accounts shall be increased or decreased, as the case may be, in the same proportion as the outstanding number of shares of Common Stock is increased or decreased.

     E. Effective January 1, 1997, and for subsequent calendar years, a Participant's Unit Accounts shall be credited with a number of units ("Units"), to be determined and valued in accordance with the fair market value of shares of the Corporation's Common Stock, $1.00 par value ("Common Stock"). The number of Units shall be adjusted as provided in 2. and 3. below until the entire balances in Unit Accounts shall have been distributed. The method of such determination and valuation is as follows:

         1. The number of Units credited to any Unit Account (including fractional Units) shall be the quotient of (i) the cash amount of deferred compensation to be credited to such account over (ii) the mean between the highest and lowest selling prices of the Common Stock on the ten trading days prior to the date on which the deferred compensation would have otherwise been payable, as reported on the New York Stock Exchange Composite Tape.

         2. Additional Units shall be credited to a Participant's Unit Accounts as of each payment date for cash dividends, if any, on the Common Stock, on the basis of the number of Units credited to each Unit Account on the record date for any such dividend. The number of Units (including fractional Units) to be credited to each such account as of any cash dividend payment date shall be the quotient of (i) the product of the number of Units credited to such account on the dividend record date for such dividend and the dividend per share on the Common Stock over (ii) the fair market value of the Common Stock on the dividend payment date. The fair market value of the Common Stock on the dividend payment date shall be the mean between the highest and lowest selling prices of the Common Stock on the dividend payment date, as reported on the New York Stock Exchange Composite Tape. If there are no sales on the dividend payment date, the fair market value of the Common Stock shall be an average of the mean between the highest and lowest selling prices of the Common Stock on the nearest day before and the nearest day after the dividend payment date, as reported on the New York Stock Exchange Composite Tape.

         3. If at any time the number of outstanding shares of Common Stock shall be increased or decreased as the result of any stock dividend, subdivision, stock split, combination or reclassification of shares, the number of Units in a Participant's Unit Accounts shall be increased or decreased, as the case may be, in the same proportion as the outstanding number of shares of Common Stock is increased or decreased.

VIII. METHOD OF DISTRIBUTION OF DEFERRED COMPENSATION

      Distributions of the amounts in a Participant's deferred compensation accounts shall be made as follows:

      A. No distribution of deferred compensation may be made except as provided in this Section VIII.

      B. The amounts credited to a Participant's Lump Sum Accounts shall be payable in cash in a lump sum in January of the year following the last year of the Deferral Period. The amounts credited to a Participant's Installment Accounts shall be paid in up to fifteen annual installments according to the Participant's election or elections commencing in January of the year following the last year of the Deferral Period. The amount of the first payment shall be a fraction of the amount of the Participant's deferred compensation accounts as of December 31 of the year preceding payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the amount as of December 31 of the year preceding such subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

      C. Each amount shall be debited for the amount of any distribution made from it, either in a lump sum or in annual installments.

      D. Distribution of a Participant's Cash and Unit Accounts shall be made in cash. With respect to any Unit Account, the cash amount for any payment from such account shall be determined by multiplying the number of Units in the Account on December 31 of the year immediately preceding the payment date by the average of the mean between the highest and lowest selling prices of the Common Stock, as reported on the New York Stock Exchange Composite Tape, for each of the ten (10) trading days immediately prior to said December 31. The amount to be distributed in January of any year shall be determined as of December 31 of the immediately preceding year.

IX.   DISTRIBUTION UPON DEATH

      If any Participant dies while a director, or thereafter, before receiving all funds deferred for his or her accounts, the unpaid amount in the Participant's deferred compensation accounts shall be paid in one lump sum in January of the year following the year of death to any beneficiary or beneficiaries designated by the Participant by written notice to the Corporation or, in the absence of such designation, to such Participant's estate.

X.    PARTICIPANT'S RIGHTS IN ACCOUNTS

      A Participant shall have only the interest of an unsecured general creditor in the deferred compensation, interest equivalents or Units credited to his or her accounts. All amounts deferred under the Plan shall remain the sole property of the Corporation, subject to the claims of its general creditors and available for its use for whatever purposes are desired until actually paid. With respect to amounts deferred, the obligation of the Corporation hereunder is purely contractual and shall not be funded or secured in any way.

XI.   NON-ASSIGNABILITY

      The right of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

XII.  STATEMENT OF ACCOUNT

      Statements will be sent to Participants during February of each year as to the balance of their deferred compensation accounts as of the end of the previous calendar year.

XIII. ADMINISTRATION

      The Administrator of this Plan shall be the Office of the President of the Corporation. The Administrator shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions hereof.

XIV.  AMENDMENT AND TERMINATION

      The Plan may at any time be amended, modified or terminated by the Board of Directors of the Corporation. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's right with respect to amounts accrued in his or her deferred compensation accounts.

XV.   NOTICES

      All notices and elections to be delivered to the Corporation hereunder shall be delivered to the attention of the Secretary of the Corporation.

XVI.  EARLY WITHDRAWAL PENALTY; HARDSHIP

      A. EARLY WITHDRAWAL. A Participant may, upon prior written notice to the Corporation, accelerate the distribution of all or any part of the amounts deferred, including any accrued interest, subject to an early withdrawal penalty equal to 10% of the amount withdrawn and provided such amounts have been deferred for at least three years. This penalty shall be withheld by the Corporation upon the distribution of any amounts pursuant to this Section XVI.A.

      B. HARDSHIP. Upon receipt of a request from a Participant or a Participant's designated beneficiary, delivered in writing to the Corporation, the Compensation and Management Development Committee (the "CMDC") of the Board of Directors may cause the Corporation to accelerate payment of all or any part of the Participant's deferred compensation including any accrued interest, if it finds in its sole discretion that payment of such amounts in accordance with Participant's prior election under Section V would result in hardship to the Participant or beneficiary and such hardship is the result of an unforeseeable emergency caused by circumstances beyond the control of the Participant or beneficiary. Acceleration of payment may not be made under this
         Section XVI to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship.

XVII. CHANGE IN CONTROL

      A. INITIAL LUMP SUM ELECTION. Notwithstanding any election made pursuant to Section V, a Participant may file a written election with the Corporation to have the deferred amounts, including accrued interest, paid in one lump-sum payment as soon as practicable following a Change in Control, but in no event later than 60 days after such Change in Control.

      B. REVOCATION OF LUMP-SUM ELECTION. A Participant may revoke an election made pursuant to Section XVII (a) by filing an appropriate written notice with the Corporation. A revocation notice filed pursuant to this
         Section XVII (b) shall be effective with respect to deferred amounts, including accrued interest, which are credited thereafter to the Participant's Account.

      C. LIMITATION ON ELECTIONS. Any election made pursuant to Section XVII (A) or (B) shall not be effective unless filed with the Corporation at least 90 days prior to a Change in Control.

      D. DEFINITION OF CHANGE IN CONTROL. A "Change in Control" is defined to mean any of the following events:

         1. The acquisition by any person (including a group, within the meaning of Sections 13(d)(3) or 14(d)(2) of the 1934 Act), other than the Corporation or any subsidiary of the Corporation, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Corporation's outstanding voting securities.

         2. The first purchase under a tender offer or exchange offer, other than an offer by the Corporation or any subsidiary of the Corporation, pursuant to which shares of the Corporation's Common Stock have been purchased.

         3. During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason (other than death or disability) to constitute at least a majority thereof, unless the election or the nomination for election by stockholders of the Corporation of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

         4. Approval by stockholders of the Corporation of a merger, consolidation, liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation.